UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 3, 2023

Crescent Energy Company
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41132	87-1133610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 7200 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

(713) 337-4600
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
On July 3, 2023 (the “Closing Date”), Crescent Energy Company (NYSE: CRGY) (the “Company”) consummated the previously announced acquisition contemplated by the Purchase and Sale Agreement (the “Purchase Agreement”) dated as of May 2, 2023, by and among Javelin EF L.P. (the “Purchaser”), a subsidiary of the Company, Mesquite Comanche Holdings, LLC (“Comanche Holdings”) and SN EF Maverick, LLC (“SN EF Maverick,” and collectively with Comanche Holdings, the “Seller”), pursuant to which the Purchaser agreed to acquire from the Seller certain interests in oil and gas properties, rights and related assets (such transactions contemplated by the Purchase Agreement, collectively, the “Transaction”).

Item 1.01.	Entry into a Material Definitive Agreement.
On the Closing Date, in connection with the Transaction, Crescent Energy Finance LLC (“Crescent Finance”), a subsidiary of the Company, entered into that certain Fifth Amendment to Credit Agreement (the “Credit Agreement Amendment”), which amended the Company’s existing Credit Agreement, dated as of May 6, 2021 (as amended by the First Amendment to Credit Agreement, dated as of September 24, 2021, the Second Amendment to Credit Agreement, dated as of March 30, 2022, the Third Amendment to Credit Agreement, dated as of March 30, 2022, and the Fourth Amendment to Credit Agreement, dated as of September 23, 2023, and as further amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among Crescent Finance, certain subsidiaries of Crescent Finance, as guarantors, Wells Fargo Bank, National Association, as administrative agent, collateral agent and a letter of credit issuer, and the other lenders and letter of credit issuers party thereto from time to time. Among other things, the Credit Agreement Amendment included a reaffirmation of the borrowing base at $2.0 billion and maintained the elected commitments at $1.3 billion.

The Credit Agreement Amendment also maintains the applicable margin, so that loans under the Credit Agreement will continue to be priced based on SOFR plus 2.35% to 3.35% or an adjusted base rate plus 1.25% to 2.25%, in each case, based on utilization of the credit facility.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
The description of the Transaction set forth under “Introductory Note” above is incorporated herein by reference.

In accordance with the Purchase Agreement, the Seller received aggregate consideration of approximately $600 million in cash, subject to certain customary purchase price adjustments set forth in the Purchase Agreement. On the Closing Date, the Purchaser deposited with an escrow agent approximately $15.9 million, which escrow funds, combined with the approximately $60.0 million previously funded upon the execution of the Purchase Agreement, will be used to assure Seller’s performance of certain of its post-closing obligations. The purchase price was funded by borrowings under the Credit Agreement. On the Closing Date, the Company completed the Transaction pursuant to the terms of the Purchase Agreement.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed on May 3, 2023 and incorporated by reference herein.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure.
On July 10, 2023, the Company issued a press release announcing the completion of the previously announced Transaction. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
Item 9.01    Financial Statements and Exhibits.
(a) Financial statements of Business Acquired.

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.
To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit	Description
10.1*
Fifth Amendment to Credit Agreement, dated July 3, 2023, by and among Crescent Energy Finance LLC, certain subsidiaries of Crescent Energy Finance LLC, as guarantors, Wells Fargo Bank, National Association, as administrative agent, collateral agent and a letter of credit issuer, and the other lenders and letter of credit issuers party thereto.

99.1	Crescent Energy Company Press Release, dated July 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 10, 2023
CRESCENT ENERGY COMPANY
By:    /s/ Bo Shi
Name:    Bo Shi
Title:    General Counsel

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